UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 21, 2008
Bookham, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-30684	20-1303994

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2584 Junction Avenue, San Jose, California	95134

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (408) 383-1400
Not Applicable.

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
EXHIBIT 10.1

Item 1.01. Entry into a Material Definitive Agreement.
     On January 22, 2008, the Board of Directors of Bookham, Inc., a Delaware corporation (the “Company”), approved a form of Indemnification Agreement (the “Indemnification Agreement”) and authorized the Company to enter into Indemnification Agreements with each of its directors and executive officers, including Alain Couder, the Company’s President and Chief Executive Officer and a Director of the Company, and Stephen Abely, the Company’s Chief Financial Officer. Pursuant to the Indemnification Agreement, subject to certain conditions, the Company will indemnify the indemnitee from liability under specified circumstances identified in the Indemnification Agreement, including, but not limited to, in connection with indemnitee being named as a party (or the threat of being made a party) to a suit or proceeding as a result of any action alleged to have been taken or omitted as a result of performing functions for the Company as a director, officer, employee, agent or fiduciary of the Company or in certain other designated positions.
     The above summary of the form of Indemnification Agreement is qualified in its entirety by reference to the form of Indemnification Agreement, which is attached to this Current Report on Form 8-K as Exhibit 10.1 and is hereby incorporated by reference herein.
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On October 23, 2007, the Compensation Committee of the Board of Directors of the Company (the “Committee”) established a cash bonus plan (the “Bonus Plan”) for certain officers and key employees, as disclosed in Company’s Current Report on Form 8-K as filed with the Securities and Exchange Commission on October 29, 2007.
     On January 21, 2008, the Committee established the “threshold”, “target” and “stretch” goals for the second half of fiscal 2008 under the Bonus Plan for certain officers and key employees based on the achievement of EBITDA goals and the achievement of cash flow goals.  If the designated “threshold” goals in the six-month period are achieved, the participants will be entitled to receive an amount equal to 25% of their eligible bonus level. If the designated “target” goals in the six-month period are achieved, participants will be entitled to receive an amount equal to 50% of their eligible bonus level. If the designated “stretch” goals in the six-month period are achieved, the participants will be entitled to receive an amount equal to 75% of their eligible bonus level. No bonus for the second half of fiscal 2008 will be payable unless both the EBITDA and cash flow threshold goals are met. If met, the cash bonus will be attributed in equal amounts between the EBITDA and cash flow goals, and the actual percentage of the annual cash bonus paid will be dependent upon the “threshold”, “target” or “stretch” goal achieved. Any bonus between the threshold and target goals or between target and stretch goals will be calculated linearly. For purposes of determining the achievement of cash flow targets under the Bonus Plan, cash flow shall be calculated as adjusted EBITDA less capital expenditures and plus or minus the net change in working capital. Any bonus accrued by the Company for participants in the Bonus Plan as a result of exceeding the “target” goals for the first half of fiscal 2008 will only be paid if the “target” goals are also achieved or exceeded for the second half of fiscal 2008. The bonus based on the goals for the second half of fiscal 2008 pursuant to the

Bonus Plan are expected to be paid after the earnings are announced for quarter ending June 28, 2008.
     Under the Bonus Plan, the eligible bonus levels will remain between 35% and 45% of base salary, based on the identity of the participant, as determined by the Committee on October 23, 2007.
Item 9.01. Financial Statements and Exhibits
(c)	Exhibits
10.1	Form of Indemnification Agreement for directors and executive officers.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOOKHAM, INC.
Date: January 25, 2008	By:	/s/ Stephen Abely
Stephen Abely
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Indemnification Agreement for directors and executive officers.